Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

IT Tech Packaging, Inc.

We hereby consent to the incorporation by reference of our report, dated March 15, 2022, which appears in the Annual Report on Form 10-K filed with the U.S. Securities Exchange Commission (“SEC”) on March 15, 2022, in the Registration Statement on Form S-3 (No. 333- ), relating to the audit of the consolidated balance sheets of IT Tech Packaging, Inc. (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of income (loss) and comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements

We also consent to the Company’s reference to WWC, P.C., Certified Public Accountants, as experts in accounting and auditing.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

San Mateo, California

December 22, 2022